Exhibit 99.1

P R E S S    R E L E A S E

Agile Software Corporation 6373 San Ignacio Avenue San Jose, CA 95119 Voice: (408) 284-4000 Fax: (408) 284-4002

Media Contact Terri Pruett Agile Software Corporation Terri.Pruett@agile.com (408) 284-4048

DRAFT 9 (8-24-05 5:30pm)- NOT FOR RELEASE

Agile Reports First Quarter Results for Fiscal 2006

Company reports record revenues

San Jose, CA—August 25, 2005—Agile Software Corporation (NASDAQ: AGIL), a leading provider of product lifecycle management (PLM) solutions, today announced results for the first quarter of fiscal 2006, which ended July 31, 2005. Total revenues for the quarter were $34.4 million, a 30% increase from the $26.5 million recorded in the first quarter of fiscal 2005. License revenues for the first quarter of fiscal 2006 were $13.4 million, compared to $10.3 million for the first quarter of fiscal 2005, representing a 30% increase.

Net loss for the first quarter of fiscal 2006, on a GAAP basis, was $3.3 million, or ($0.06) per share, compared to $3.0 million, or ($0.06) per share for the first quarter of fiscal 2005.

Non-GAAP net loss for the first quarter of fiscal 2006 (which excludes stock compensation and amortization of intangible assets) was $1.2 million, or $(0.02) per share, compared to a non-GAAP net income (which excludes stock compensation, amortization of intangible assets and restructuring) of $299,000, or $0.01 per share, for the first quarter of fiscal 2005. A reconciliation between net loss on a GAAP basis and on a non-GAAP basis is provided in a table immediately following the Condensed Consolidated Statements of Operations below.

Management Commentary

“Posting record revenues is encouraging, since the first quarter of the new fiscal year is always challenging,” said Bryan Stolle, Agile chief executive officer. ”In fact, our two-year compound annual revenue growth rate of nearly 29% far outstrips not just our peers in the PLM category, but enterprise software overall. We continue to see many signs that PLM is a top of mind priority for software investing amongst both the Global 2000 and the small and medium enterprise markets. With investments in our product and field organizations leveling off beginning in Q3, we expect positive operating leverage and bottom-line impact in the second half of the fiscal year.”

“We are pleased that our new fiscal year has started on a strong note,” said Jay Fulcher, Agile president and chief operating officer. “We are very satisfied with the continuing strong momentum in the PLM market, and the solid execution in our business, particularly in North America. Both our year-over-year and sequential growth has us excited about our future prospects.”

Customer Wins and Expansions

Organizations that purchased new or additional licenses of Agile’s PLM solutions include: Adlink, Aircell, Analogic, AMX, Ballard, Bally Gaming, Bell Sports, CoachComm, Coherent, GE, GN Netcom, Harris, Intuitive Surgical, Linksys, McData, Medtronic, Netgear, nVidia, Polycom, Quantum, Raytheon, Siemens, Tellabs, Viasat and ZF.

Awards and Recognition

Agile was named to Start Magazine’s Hottest Companies of 2005 for providing significant value and rapid return of investment to its more than 1,200 PLM customers. In addition, Start Magazine honored two of Agile’s customers, Lucent and Arthrocare, with Technology and Business Awards for clearly demonstrating their commitment and understanding of how technology can help them effectively improve and enhance their companies and their bottom lines.

Agile was named to the 2005 Supply and Demand Chain 100 list, published by Supply and Demand Chain Executive Magazine. The list recognizes the top 100 organizations providing innovative enterprise-wide solutions and services that help lead and transform the way companies do business in the area of supply and demand chains.

Frost and Sullivan recognized Agile with its 2005 Customer Value Enhancement Award in the PLM category. This award is presented each year to the company that has best demonstrated the ability to expand its customer base while maintaining its existing installed base, and has created more innovative value and enhancement strategies than competing vendors. The award recognizes the company’s successful sales entry, customer acquisition and service strategies and to the degree which those strategies have met customers’ stated needs and requirements. In addition, Agile was recognized as the PLM market leader in the electronics and high tech industries.

Financial Accounting Standard 123R

As previously announced, Agile adopted Statement of Financial Accounting Standard No. 123 (revised) (SFAS 123R) effective as of May 1, 2005. Under the prior accounting standard (Accounting Principles Board Opinion 25 (APB 25)), we recorded compensation expense with respect to equity-based compensation granted to non-employees, primarily consultants, on a fair-value basis and with respect to equity-based compensation granted to employees based on the difference, if any, between the market value of our common stock and the exercise price of the options granted as of the date of grant. Under APB 25, we were generally not required to record any compensation expense in its financial statements related to the issuance of market-value priced equity awards to employees. Under SFAS 123R, beginning with the first quarter of fiscal 2006, we began to recognize compensation expense for all share-based payments made to employees and consultants based on the fair value as of the date of grant. For the first quarter of fiscal 2006, we recorded $764,000 in stock-related compensation expense in our GAAP financial statements under SFAS 123R. For the first quarter of fiscal 2005, we recorded $336,000 in stock-based compensation expense in our GAAP financial statements under the prior accounting standard.

Results of Exchange Offer

On July 11, 2005, Agile announced that it was offering to exchange outstanding options with an exercise price of $6.76 per share or greater for new options with an exercise price of $0.001. The exchange ratio in the offer was one new option share for each three old option shares tendered for exchange, and non-employee members of the board of directors were not eligible to participate. The purpose of the exchange offer was to both improve our ability to retain key employees and to substantially reduce our option “overhang.” As of July 31, 2005, there were options to purchase an aggregate of approximately 19.1 million shares of common stock outstanding, of which options to purchase approximately 14 million shares were eligible for exchange in the exchange offer. The exchange offer expired on Friday, August 19, 2005. Of the approximately 14 million option shares eligible to participate in the exchange offer, options to purchase a total of approximately 11.4 million shares were surrendered, and new options to purchase approximately 3.8 million shares will be issued. As a result of the exchange, the company’s total number of options outstanding (“overhang”) decreased by 7.6 million to approximately 11.5 million. For financial accounting purposes, Agile will record a compensation expense of $1 million to $2 million in connection with the exchange, which will be recognized over the approximately two year vesting term of the new options.

Conference Call Details

Agile will discuss its first quarter results and management’s forward looking guidance on a conference call today beginning at 2:00pm Pacific Time. A Webcast of the conference will be available on Agile’s Website at www.agile.com under the ‘Investor Relations’ section. You may access replays of the Webcast for ninety days after the call at http://www.agile.com/investors. Financial and statistical information to be discussed in the call will be available on the company’s Website immediately prior to commencement of the call. Additional investor information can be accessed at www.agile.com or by calling Agile’s Investor Relations at (408) 284-4042.

About Agile Software Corporation

Agile Software Corporation (NASDAQ: AGIL) helps companies drive profits, accelerate innovation, reduce costs, and ensure regulatory compliance throughout the product lifecycle. With a broad suite of enterprise class PLM solutions, time-to-value focused implementations, and a unique Guaranteed Business ResultsSM program, Agile helps companies get the most from their products. Alcatel, Boeing, Dell Inc., Flextronics International, Hitachi, Leapfrog, Lockheed Martin, Magna Steyr, Siemens, QUALCOMM and ZF are among the over 10,000 customers in the automotive, aerospace and defense, consumer products, electronics, high tech, industrial products, and life sciences industries that have licensed Agile solutions. For more information, call 408-284-4000 or visit www.agile.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements which are subject to the safe harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding the momentum for PLM solutions and improvements in operating leverage and profitability in future periods. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially from those predicted in the forward-looking statements, and are based upon information available to Agile as of the release date. We assume no obligation to update any such statements. Factors that could cause actual results to differ include, but are not limited to: slower than anticipated expansion of the overall PLM category; unforeseen problems in our software that results in delayed customer purchasing decisions or higher than anticipated maintenance and services costs; and the need for continued investments in our services, products or other organizations that adversely affect operating leverage and profitability. These and other risk factors and risks associated with our business are discussed in our quarterly and annual reports filed with the SEC. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Agile’s most recent report on Form 10-K, as it may be amended from time to time. Agile’s results of operations for the three months ended July 31, 2005 are not necessarily indicative of Agile’s operating results for any future periods.

NOTE: Agile and Agile Software are registered trademarks and Agile Product Collaboration, Agile Product Cost Management, Agile Product Service & Improvement, Agile Product Portfolio Management, Agile Engineering Collaboration, Agile Product Governance and Compliance and the Agile logo are trademarks of Agile Software Corporation in the U.S. and/or other countries. Guaranteed Business Results is a service mark of Agile Software Corporation. All other brand or product names are trademarks and registered trademarks of their respective holders.

Agile Software Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,
	2005	2004
Revenues:
License	$13,401	$10,314
Service	20,983	16,167

Total revenues	34,384	26,481

Cost of revenues:
License	772	1,077
Service (1)	11,682	7,569
Amortization of intangible assets	725	178

Total cost of revenues	13,179	8,824

Gross profit	21,205	17,657

Operating expenses:
Sales and marketing (1)	12,830	10,336
Research and development (1)	8,221	5,330
General and administrative (1)	3,446	2,733
Amortization of intangible assets	602	656
Restructuring charges	—	2,132

Total operating expenses	25,099	21,187

Loss from operations	(3,894)	(3,530)
Interest and other income, net	870	800

Loss before income taxes	(3,024)	(2,730)
Provision for income taxes	296	273

Net loss	$(3,320)	$(3,003)

Net loss per share:
Basic and diluted	$(0.06)	$(0.06)

Weighted average shares	53,591	52,442

(1)    Effective May 1, 2005, Agile adopted FAS 123(R), “Share-Based Payments,” and uses the modified prospective method to value its share-based payments. Accordingly, for the three months ended July 31, 2005, stock compensation was accounted under FAS 123(R) while for the three months ended July 31, 2004, stock compensation was accounted under APB 25, “Accounting for Stock Issued to Employees.” The amounts in the tables above include stock compensation as follows:

Cost of service revenue	$92	$90
Sales and marketing	413	159
Research and development	61	15
General and administrative	198	72

Total stock compensation	$764	$336

Agile Software Corporation

Non-GAAP Financial Measures and Reconciliations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,
	2005	2004
GAAP net loss to non-GAAP net income (loss) reconciliation:
GAAP net loss	$(3,320)	$(3,003)
Stock compensation (1)	764	336
Amortization of intangible assets	1,327	834
Restructuring charges	—	2,132

Non-GAAP net income (loss)	$(1,229)	$299

GAAP basic and diluted to non-GAAP basic and diluted earnings (loss) per share reconciliation:
GAAP basic and diluted earnings (loss) per share	$(0.06)	$(0.06)
Stock compensation (1)	0.01	0.01
Amortization of intangible assets	0.03	0.02
Restructuring charges	—	0.04

Non-GAAP basic and diluted earnings (loss) per share	$(0.02)	$0.01

Weighted average shares used in calculating non-GAAP diluted net income per share	53,591	54,068 (2)

(1)	Effective May 1, 2005, Agile adopted FAS 123(R), “Share-Based Payments,” and uses the modified prospective method to value its share-based payments. Accordingly, for the three months ended July 31, 2005, stock compensation was accounted under FAS 123(R) while for the three months ended July 31, 2004, stock compensation was accounted under APB 25, “Accounting for Stock Issued to Employees.”

(2)	Weighted average shares used in calculating non-GAAP diluted net income per share for the three months ended July 31, 2004 were computed while giving effect to all dilutive potential common shares, which were anti-dilutive for the purpose of calculating GAAP diluted net loss per share.

Agile Software Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	July 31, 2005	April 30, 2005
ASSETS
Current assets:
Cash and cash equivalents	$77,356	$81,760
Short-term investments	99,106	93,444
Accounts receivable, net	27,024	26,899
Other current assets	5,327	5,157

Total current assets	208,813	207,260
Long-term investments	21,921	23,176
Property and equipment, net	10,087	10,067
Intangible assets, net	11,108	12,735
Other assets	1,056	1,127
Goodwill	66,769	66,658

Total assets	$319,754	$321,023

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other liabilities	$25,944	$26,694
Deferred revenue	26,757	25,190

Total current liabilities	52,701	51,884
Other non-current liabilities	7,360	8,258

Total liabilities	60,061	60,142
Total stockholders’ equity	259,693	260,881

Total liabilities and stockholders’ equity	$319,754	$321,023